UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On July 31, 2024, Elevai Labs Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company sold, in a private placement (the “Private Placement”), notes with an aggregate principal amount of $1,150,000 (the “Notes”), with an original issue discount of $150,000. As consideration for entering into the Securities Purchase Agreement, the Company issued a total of 1,299,999 shares of common stock of the Company (the “Shares”) to the Purchasers on August 2, 2024 (the “Closing Date”).

Pursuant to the Securities Purchase Agreement, the Company covenanted and agreed to prepare and file a registration statement in connection with a public offering in which Univest Securities, LLC serves as the underwriter or placement agent (the “Registration Statement”) within fifteen (15) days of the Closing Date. The Company agreed to include a resale prospectus in such Registration Statement providing for the resale by the Purchasers of the Shares, cause the Registration Statement to become effective within sixty (60) days following the initial filing of the Registration Statement and keep the Registration Statement effective at all times until no Purchaser owns any Shares.

In addition, from the Closing Date until twelve (12) months after the Closing Date, upon any issuance by the Company of common stock or common stock equivalents for cash consideration (“Subsequent Financing”) other than in connection with a Regulation A+ offering under the Securities Act of 1933, as amended, each Purchaser shall have the right to participate in up to an amount of such Subsequent Financing equal to twenty percent (20%) of the Subsequent Financing on the same terms, conditions and price provided in the Subsequent Financing.

The Securities Purchase Agreement contained customary warranties and representations.

In connection with transactions contemplated by the Securities Purchase Agreement, the Company and its wholly owned subsidiaries, Elevai Skincare Inc., Elevai Research Inc. and Elevai Biosciences Inc. (collectively, the “Subsidiaries”) entered into the Subsidiary Guarantee Agreement (the “Guarantee Agreement”), in which the Subsidiaries agreed to guarantee the payment of all obligations under the Notes.

The issuance of the Note and the Shares were made pursuant to the exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder due to the fact the offering of the Note and the Shares did not involve a public offering of securities.

The foregoing descriptions of the Securities Purchase Agreement and the Guarantee Agreement are not intended to be complete and are qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement and the Guarantee Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.3 hereto and incorporated by reference herein.

The information set forth in Item 2.03 of this Current Report on Form 8-K regarding the issuance and description of the material terms of the Note is incorporated herein by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company issued the Notes dated as of July 31, 2024 to the Purchasers on the Closing Date. The Notes will mature 90 days from July 31, 2024 and do not bear interest unless an event of default occurs, which interest rate will be 14% during the period the event of default is occurring. In addition, if an event of default occurs, the Purchasers have the option to require the Company to redeem all or any portion of the Notes. While the Notes are outstanding, the Company agreed to, among other things, neither declare or pay any cash dividend or distribution on any equity interest of the Company nor incur or guarantee to exist certain types of indebtedness nor enter into any transaction or series of related transactions with any affiliate except in connection with a reorganization or in the ordinary course of business. The Company may repay all and in part of the Note Amount by paying 100% of the Note Amount then being prepaid.

The foregoing description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Note, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein. Capitalized terms not otherwise defined in this Item 2.03 have the meaning given to them in the Note.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the use of Section 4(a)(2) as an exemption from the registration requirements under the Securities Act and/or Regulation D promulgated thereunder for the issuance of the Note is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated as of July 31, 2024, by and between Elevai Labs Inc. and the investors
10.2	Form of Note dated issued by Elevai Labs Inc. to the investors
10.3	Subsidiary Guarantee Agreement dated as of July 31, 2024, by and between Elevai Labs Inc., Elevai Skincare Inc., Elevai Research Inc. and Elevai Biosciences Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024

Elevai Labs, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer and Chief Financial Officer and Director

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